WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



PROSPECTUS
                                                                    July 1, 2001
Tax-Exempt Money Fund
Tax-Free Short-Intermediate Fund
Tax-Free Intermediate Bond Fund
Tax-Free Income Fund
Tax-Free High Yield Fund

 A family of money and municipal bond funds for investors seeking income exempt from federal income taxes.
 The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

T. Rowe Price Tax-Free Funds
  Tax-Exempt Money Fund
  Tax-Free Short-Intermediate Fund
  Tax-Free Intermediate Bond Fund
  Tax-Free Income Fund
  Tax-Free High Yield Fund
Prospectus

July 1, 2001



1             ABOUT THE FUNDS
              Objective, Strategy, Risks, and Expenses      1
              -----------------------------------------------
              Other Information About the Funds             8
              -----------------------------------------------
              Some Characteristics of                       9
              Municipal Securities
              -----------------------------------------------
              Some Basics of Fixed-Income Investing        11
              -----------------------------------------------

              T. ROWE PRICE ACCOUNT INFORMATION
2
              Pricing Shares and Receiving                 14
              Sale Proceeds
              -----------------------------------------------
              Useful Information on Distributions          15
              and Taxes
              -----------------------------------------------
              Transaction Procedures and                   18
              Special Requirements
              -----------------------------------------------

3             MORE ABOUT THE FUNDS
              Organization and Management                  21
              -----------------------------------------------
              Understanding Performance Information        23
              -----------------------------------------------
              Investment Policies and Practices            24
              -----------------------------------------------
              Financial Highlights                         34
              -----------------------------------------------

4             INVESTING WITH T. ROWE PRICE
              Account Requirements                         40
              and Transaction Information
              -----------------------------------------------
              Opening a New Account                        41
              -----------------------------------------------
              Purchasing Additional Shares                 42
              -----------------------------------------------
              Exchanging and Redeeming Shares              43
              -----------------------------------------------
              Rights Reserved by the Funds                 44
              -----------------------------------------------
              Information About Your Services              45
              -----------------------------------------------
              T. Rowe Price Brokerage                      47
              -----------------------------------------------
              Investment Information                       48
              -----------------------------------------------
              Privacy Policy                               50
              -----------------------------------------------





 Founded in 1937 by the late Thomas Rowe Price, Jr., T. Rowe Price Associates,
Inc., and its affiliates managed $148.7 billion, including over $7 billion in municipal fixed-income assets, for more than eight million individual and institutional investor accounts as of March 31, 2001.

 Mutual fund shares are not deposits or obligations of, or guaranteed by, any depository institution. Shares are not insured by the FDIC, Federal Reserve, or any other government agency, and are subject to investment risks, including possible loss of the principal amount invested.

 ABOUT THE FUNDS
 OBJECTIVE, STRATEGY, RISKS, AND EXPENSES
 ----------------------------------------------------------

 What is each fund's objective?

   Tax-Exempt Money Fund seeks to provide preservation of capital, liquidity and, consistent with these objectives, the highest current income exempt from federal income taxes.

   Tax-Free Short-Intermediate Fund seeks to provide, consistent with modest price fluctuation, a high level of income exempt from federal income taxes by investing primarily in short- and intermediate-term investment-grade municipal securities.

   Tax-Free Intermediate Bond Fund seeks to provide a high level of income exempt from federal income taxes consistent with moderate price fluctuation by investing primarily in municipal securities.

   Tax-Free Income Fund seeks to provide a high level of income exempt from federal income taxes by investing primarily in long-term investment-grade municipal securities.

   Tax-Free High Yield Fund seeks to provide a high level of income exempt from federal income taxes by investing primarily in long-term low- to upper-medium-grade municipal securities.



 What is each fund's principal investment strategy?




 Table 1  Differences Among Funds
                                                                    Expected
                                                                    share price   Expected average
  Fund                 Credit-quality categories         Income*    fluctuation   maturity
 ---------------------
  Money                Two highest                       Low        Stable        90 days or less

  Short-Intermediate   Predominately four highest        Low to     Low to        2 to 5 years
                                                         moderate   moderate

  Intermediate         Four highest                      Moderate   Moderate      5 to 10 years

  Income               Predominately four highest        Moderate   Higher        Over 15 years

  High Yield           Generally low-quality to          High       Higher        Over 15 years
                       upper-medium quality
 ---------------------------------------------------------------------------------------------------




 * relative to each other


   Tax-Exempt Money Fund invests in municipal securities that mature in 13 months or less. The fund's weighted average maturity will not exceed 90 days.
   While the fund's yield will fluctuate with changes in interest rates, its share price




T. ROWE PRICE                                 2

   is managed to remain stable at $1.00. The fund buys securities within the two highest money market categories as rated by established agencies or, if unrated, by T. Rowe Price. All securities in the fund present minimal credit risks in T. Rowe Price's opinion.


   Tax-Free Short-Intermediate Fund invests primarily in short- and intermediate-term municipal securities. Its weighted average maturity normally ranges from two to five years and is not expected to exceed five years. The fund generally buys investment-grade securities, which means their ratings are within the four highest credit categories (AAA, AA, A, BBB) as determined by a national rating organization or, if unrated, by T. Rowe
   Price. The fund may invest up to 5% of assets in below-investment-grade securities with ratings of BB (or the T. Rowe Price equivalent).

   Tax-Free Intermediate Bond Fund invests in investment-grade tax-exempt securities. There are no maturity limitations on individual securities, but the fund's weighted average maturity will normally range between five and ten years. The fund buys investment-grade securities, which means their ratings are within the four highest credit categories (AAA, AA, A, BBB) as determined by a national rating organization or, if unrated, by T. Rowe Price.

   Tax-Free Income Fund invests primarily in long-term investment-grade municipal securities, and its weighted average maturity is expected to exceed
   15 years. The fund may invest up to 5% of assets in below-investment-grade securities, including those with the lowest rating or, if unrated, believed by T. Rowe Price to be noninvestment grade.

   Tax-Free High Yield Fund invests a substantial portion of assets in below-investment-grade municipal or "junk" bonds and may buy bonds in default as long as they do not exceed 10% of assets. The fund's weighted average maturity is expected to exceed 15 years.


   All Funds


   In selecting securities for the money fund, the fund manager may examine relationships among yields of various types and maturities of money market securities in the context of the outlook for interest rates. Similarly, investment decisions for the bond funds reflect the manager's outlook for interest rates and the economy as well as the prices and yields of various securities. This approach is designed to help the manager capture appreciation opportunities when rates are falling and reduce the impact of falling prices when rates are rising. For example, if we expect rates to fall, we may buy longer-term securities within each fund's maturity range to provide higher yield (and, in the case of the bond funds, greater appreciation potential). Conversely, shorter maturities may be favored if rates are expected to rise. In addition, if our economic outlook is positive, we may take advantage of the bond funds' "baskets" for noninvestment--




INVESTING WITH T. ROWE PRICE                  3

   grade bonds. From time to time, a fund may invest a significant portion of its assets in municipal bonds of certain sectors with special risks, such as hospital, electric utility, or private activity bonds. The funds may sell holdings for a variety of reasons, such as to adjust the portfolio's average maturity or quality or to shift assets into higher-yielding securities.

   While most assets will be invested in municipal securities, other securities may also be purchased, including derivatives such as futures and municipal warrants, in keeping with fund objectives.


 What are the main risks of investing in the funds?

   Any of the following could cause a decline in a fund's price or income:

  . Interest rate risk This risk refers to the decline in bond prices that accompanies a rise in the overall level of interest rates. (Bond prices and interest rates move in opposite directions.) Generally, the longer the maturity of a fund or security, the greater its interest rate risk.

   While a rise in rates is the principal source of interest rate risk for bond funds, falling rates bring the possibility that a bond may be "called," or redeemed before maturity, and that the proceeds may be reinvested in lower-yielding securities.

  . Credit risk This is the chance that any of a fund's holdings will have its credit rating downgraded or will default (fail to make scheduled interest or principal payments), potentially reducing the fund's income level and share price. This risk is reduced for the money fund because of the high-rated securities in its portfolio. On the other hand, the Tax-Free High Yield Fund is most exposed to this risk because of its high component of noninvestment-grade bonds, which carry a greater risk of default.
   Lower-quality municipals are vulnerable to real or perceived changes in the business climate and can be less liquid and more volatile.

   While generally considered to be of medium quality, securities in the BBB category are more susceptible to adverse economic or investing conditions, and some BBB securities have speculative characteristics. The funds may retain a security whose credit quality is downgraded after purchase.

  . Political risk This is the chance that a significant restructuring of federal income tax rates, or even serious discussion on the topic in Congress, could cause municipal bond prices to fall. The demand for municipal securities is strongly influenced by the value of tax-exempt income to investors. Broadly lower income tax rates could reduce the advantage of owning municipals.

  . Other risks Bonds of certain sectors have special risks. For example, the health care industry can be affected by federal or state legislation, electric utilities are subject to governmental regulation, and private activity bonds are not government backed.



T. ROWE PRICE                                 4

  . Derivatives risk (bond funds) To the extent each fund uses these instruments, it may be exposed to additional volatility and potential losses.

  . Risks of the money fund An investment in the money market fund is not insured or guaranteed by the FDIC or any other government agency. Although the fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the fund. For example, a sharp and unexpected rise in interest rates in an unusually short period of time or the default of a portfolio security could cause the fund's NAV to fall below
   $1.00. However, the fund has maintained a constant share price since its inception, and the fund manager will make every effort to continue to meet this objective.

   As with any mutual fund, there can be no guarantee the funds will achieve their objectives.


   3 The yield of each fund will fluctuate with changing market conditions and interest rate levels. The bond funds' share prices will fluctuate as interest rates change, so when you sell your shares, you may lose money.



 How can I tell which fund is most appropriate for me?

   Consider your investment goals, your time horizon for achieving them, and your tolerance for risk. The funds can be used to generate income or to diversify a stock portfolio. The higher your tax bracket, the more likely tax-exempt securities are appropriate. If you are investing for maximum tax-free income and can accept sharp price declines in an effort to achieve income exempt from federal income taxes and capital appreciation, the High
   Yield Fund could be an appropriate part of your overall investment strategy.
   If you are looking for high income with less volatility and risk, the Income
   Fund may be more appropriate. If you seek moderate income with still less volatility, the Intermediate Fund could be the proper choice. If you are seeking more income than a money fund offers with low volatility, the Short-Intermediate Fund would be a possibility. Finally, if you are investing for principal stability and liquidity, you should consider the money market fund.

   The funds are inappropriate for tax-deferred accounts, such as IRAs.


   3 The fund or funds you select should not represent your complete investment program or be used for short-term trading purposes.


 How has each fund performed in the past?

   The bar charts showing calendar year returns and the average annual total return table indicate risk by illustrating how much returns can differ from one year to the next and over time. Fund past performance is no guarantee of future returns.



INVESTING WITH T. ROWE PRICE                  5

   The funds can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted in the charts.



                                     Calendar Year Total Returns
             Fund                "91"   "92"   "93"   "94"   "95"   "96"   "97"   "98"   "99"   "00"
 ----------------------------------------------------------------------------------------------------------
  Tax-Exempt Money               3.89  2.53    2.01   2.46   3.40  3.05    3.24  3.08    2.83   3.67
  Tax-Free
  Short-Intermediate             7.88  6.02    6.32   0.33   8.11  4.01    5.30  4.97    0.99   6.76
  Tax-Free
  Intermediate Bond                --    --   12.66  -2.62  13.00  4.15    7.24  5.72   -1.26   8.93
  Tax-Free Income               12.18  9.38   12.77  -5.47  17.69  3.27    9.33  5.98   -3.91  12.29
  Tax-Free High Yield           11.74  9.56   12.97  -4.39  16.60  4.98   10.17  5.55   -5.10   8.14
 ----------------------------------------------------------------------------------------------------------



Tax-Exempt Money   Quarter ended Total return

Best quarter      6/30/97 1.09%

Worst quarter     3/31/93 0.45%



Tax-Free Short-Intermediate Quarter ended Total return

Best quarter      3/31/95 2.67%

Worst quarter     3/31/94 -1.25%



Tax-Free Intermediate BondQuarter ended Total return

Best quarter      3/31/95 5.01%

Worst quarter     3/31/94 -3.79%



Tax-Free Income    Quarter ended Total return

                                             1
Best quarter      3/31/95 6.85%

Worst quarter     3/31/94 -5.70%



Tax-Free High Yield       Quarter ended Total return

Best quarter      3/31/95 6.15%

Worst quarter     3/31/94 -4.28%



 The Tax-Exempt Money
 Fund's return for the   The Tax-Free Short-Intermediate Fund's return for the
 3 months                3 months ended 3/31/01 was 2.37%.
 ended 3/31/01 was
 0.75%.


 The Tax-Free
 Intermediate Bond Fund's  The Tax-Free Income Fund's return for the 3 months
 return for the            ended 3/31/01 was 1.98%.
 3 months ended 3/31/01
 was 2.32%.


 The Tax-Free High Yield Fund's return for the 3 months ended 3/31/01 was 2.25%.




T. ROWE PRICE                                 6




 The Tax-Free High Yield Fund's return for the 3 months ended 3/31/01 was 2.25%.





 Table 2  Average Annual Total Returns
                                    Periods ended
                                  December 31, 2000
                                          Shorter of 10 years
                         1 year  5 years  or since inception    Inception date
 ------------------------
  Tax-Exempt Money Fund   3.67%   3.17%          3.01%             4/08/81
  Lipper Tax-Exempt
  Money Market Funds
  Average                 3.52    3.05           2.96

  Tax-Free
  Short-Intermediate
  Fund                    6.76    4.39           5.04              12/23/83
  Lehman Brothers 3
  Year General
  Obligation Municipal
  Bond Index              6.25    4.66           5.54
  Lipper
  Short-Intermediate
  Municipal Debt Funds
  Average                 6.01    3.96           5.32

  Tax-Free Intermediate
  Bond Fund               8.93    4.90           5.96              11/30/92
  Lehman Brothers 7
  Year Municipal Bond
  Index                   9.07    5.39           6.04
  Lipper Intermediate
  Municipal Debt Funds
  Average                 8.55    4.66           5.58

  Tax-Free Income Fund   12.29    5.24           7.11              10/26/76
  Lehman Brothers
  Municipal Bond Index   11.68    5.84           7.32
  Lipper General
  Municipal Debt Funds   10.83    4.65           4.65
  Average
 ------------------------------------------------------------------------------
  Tax-Free High Yield
  Fund                    8.14    4.61           6.81              3/01/85
  Lehman Brothers
  Revenue Bond Index     11.42    5.84           7.57
  Lipper High Yield
  Municipal Debt Funds    3.08    3.78           6.01
  Average
 ------------------------------------------------------------------------------







INVESTING WITH T. ROWE PRICE                  7

 These figures include changes in principal value, reinvested dividends, and capital gain distributions, if any.

 Lehman indices do not reflect the deduction of any fees or expenses.


 What fees or expenses will I pay?

   The funds are 100% no load. There are no fees or charges to buy or sell fund shares, reinvest dividends, or exchange into other T. Rowe Price funds. There are no 12b-1 fees.




Table 3  Fees and Expenses of the Funds*
                                                  Annual fund operating expenses
                                           (expenses that are deducted from fund assets)
                                          Management       Other       Total annual fund
  Fund                                        fee        expenses     operating expenses
 -------------------------------------------------------------------------------------------
  Tax-Exempt Money                           0.42%         0.11%             0.53%
                                         ---------------------------------------------------
  Tax-Free Short-Intermediate                0.42          0.11              0.53
                                         ---------------------------------------------------
  Tax-Free Intermediate Bond                 0.37          0.23              0.60
                                         ---------------------------------------------------
  Tax-Free Income                            0.47          0.07              0.54
                                         ---------------------------------------------------
  Tax-Free High Yield                        0.62          0.10              0.72
 ------------------------------------------------------------------------------------------------





 * Redemption proceeds of less than $5,000 sent by wire are subject to a $5 fee paid to the fund. Accounts with less than a $2,000 balance (with certain exceptions) are subject to a $10 fee. See Transaction Procedures and Special
   Requirements - Small Account Fees.


   Example. The following table gives you a rough idea of how expense ratios may translate into dollars and helps you to compare the cost of investing in these funds with that of other mutual funds. Although your actual costs may be higher or lower, the table shows how much you would pay if operating expenses remain the same, you invest $10,000, earn a 5% annual return, and hold the investment for the following periods and then redeem:




T. ROWE PRICE                                 8



     Fund                         1 year  3 years  5 years  10 years
    -----------------------------------------------------------------------

     Tax-Exempt Money              $54     $170     $296      $665
                                  ------------------------------------
     Tax-Free Short-Intermediate    54      170      296       665
                                  ------------------------------------
     Tax-Free Intermediate Bond     61      192      335       750
                                  ------------------------------------
     Tax-Free Income                55      173      302       677
                                  ------------------------------------
     Tax-Free High Yield            74      230      401       894
    -----------------------------------------------------------------------






 OTHER INFORMATION ABOUT THE FUNDS
 ----------------------------------------------------------

 What are the funds' potential rewards?

   The regular income dividends you receive from the funds should be exempt from federal income taxes.


   Tax-Exempt Money Fund is expected to provide a high level of tax-free income consistent with price stability.

   Tax-Free Short-Intermediate Fund is the most conservative of the four bond funds; its price fluctuation should be modest and its income should be higher than the money fund's but lower than the other bond funds.

   Tax-Free Intermediate Bond Fund should provide higher income and volatility than the Short-Intermediate Fund but less than the other bond funds.

   Tax-Free Income Fund should provide higher income and volatility than the fund with shorter maturities as well as the potential for capital appreciation. It may take on additional interest rate risk in achieving its objective, but will seek to cushion losses from rising interest rates.

   Tax-Free High Yield Fund is the most aggressive of these funds. Its income should be the highest because the average credit quality of its holdings is lowest.



 How does the portfolio manager try to reduce risk?

   Consistent with each fund's objective, the portfolio manager uses various tools to try to reduce risk and increase total return, including:

  . Diversification of assets to reduce the impact of a single holding or sector on a fund's net asset value.

  . Thorough credit research by our own analysts.

  . Adjustment of fund duration to try to reduce the drop in price when interest rates rise or to benefit from the rise in price when rates fall. Duration is a measure of a fund's sensitivity to interest rate changes.



INVESTING WITH T. ROWE PRICE                  9

 What are derivatives and can each fund invest in them?


   The term derivative is used to describe financial instruments whose value is derived from an underlying security (e.g., a stock or bond) or a market benchmark (e.g., an interest rate index). Many types of investments representing a wide range of risks and potential rewards fall under the "derivatives" umbrella - from conventional instruments, such as callable bonds, futures, and options, to more exotic investments, such as stripped mortgage securities and structured notes.


   Each fund will invest in derivatives only if the expected risks and rewards are consistent with its objective, policies, and overall risk profile as described in this prospectus. The money fund does not invest in high-risk, highly leveraged derivatives. The bond funds use derivatives in situations in which they may enable the funds to accomplish the following: increase yield;
   hedge against a decline in principal value; invest in eligible asset classes with greater efficiency and lower cost than is possible through direct investment; or adjust portfolio duration.

   The bond funds will not invest in any high-risk, highly leveraged derivative instrument that is expected to cause the price volatility of the portfolio to be meaningfully different from that of 1) a five-year investment-grade bond for the Short-Intermediate Fund; 2) a 5- to 10-year investment-grade bond for the Intermediate Bond Fund; or, 3) a long-term (over 15-year maturity) investment-grade bond for the Income and High Yield Funds.


 Is there other information I can review before making a decision?

   Investment Policies and Practices in Section 3 discusses various types of portfolio securities the funds may purchase as well as types of management practices the funds may use.



 SOME CHARACTERISTICS OF MUNICIPAL SECURITIES
 ----------------------------------------------------------

 Who issues municipal securities?

   State and local governments and governmental authorities sell notes and bonds
   (usually called "municipals") to pay for public projects and services.


 Who buys municipal securities?

   Individuals are the primary investors, and a principal way they invest is through mutual funds. Prices of municipals may be affected by major changes in cash flows into or out of municipal funds. For example, substantial and sustained redemptions from municipal bond funds could result in lower prices for these securities.



T. ROWE PRICE                                 10

 What is tax-free about municipals and municipal funds?


   The regular income dividends you receive should be exempt from regular federal income taxes. A portion of these dividends may also be exempt from your state and local income tax (if any). However, fund capital gain distributions are taxable to you. (Please see Useful Information on Distributions and Taxes-Taxes on Fund Distributions.)



   3 Municipal securities are also called "tax-exempts" because the interest income they provide is usually exempt from federal income taxes.


 Is interest income from municipal issues always exempt from federal taxes?


   No. Since 1986 income from so-called "private activity" municipals has been subject to the federal alternative minimum tax (AMT). For instance, some bonds financing airports, stadiums, and student loan programs fall into this category. These bonds carry higher yields than regular municipals.
   Shareholders subject to the AMT must include income derived from private activity bonds in their AMT calculation. The portion of income subject to the AMT will be reported annually to shareholders. (Please see Investment
   Policies and Practices - Private Activity Bonds and Taxable Securities.)


   Additionally, under highly unusual circumstances, the IRS may determine that a bond issued as tax-exempt should in fact be taxable. If a fund were to hold such a bond, it might have to distribute taxable income or reclassify as taxable income previously distributed as tax-free.


 Why are yields on municipals usually below those on otherwise comparable taxable securities?

   Since the income provided by most municipals is exempt from federal taxation, investors are willing to accept lower yields on a municipal bond than on an otherwise similar (in quality and maturity) taxable bond.


 How can I tell if a tax-free or taxable fund is suitable for me?

   The primary factor is your expected federal income tax rate. The higher your tax bracket, the more likely tax-exempts will be appropriate. If a municipal fund's tax-exempt yield is higher than the after-tax yield on a taxable bond or money fund, then your income will be higher in the municipal fund. To find what a taxable fund would have to yield to equal the yield on a municipal fund, divide the municipal fund's yield by one minus your tax rate. For quick reference, the next table shows a range of taxable-equivalent yields.



INVESTING WITH T. ROWE PRICE                  11



 Table 4  Taxable-Equivalent Yields
  If your                                    A tax-free yield of
  federal tax                       2%     3%     4%     5%     6%     7%
  rate is:                               Equals a taxable yield of:
  27%                              2.7%   4.1%   5.5%   6.9%   8.2%    9.6%
                                   ------------------------------------------
  30%                              2.9    4.3    5.7    7.1    8.6    10.0
                                   ------------------------------------------
  35%                              3.1    4.6    6.2    7.7    9.2    10.8
                                   ------------------------------------------
  38.6%                            3.3    4.9    6.5    8.1    9.8    11.4
 ---------------------------------------------------------------------------------






 SOME BASICS OF FIXED-INCOME INVESTING

 ----------------------------------------------------------

 Is a fund's yield fixed or will it vary?

   It will vary. The yield is calculated every day by dividing a fund's net income per share, expressed at annual rates, by the share price. Since both income and share price will fluctuate, a fund's yield will also vary.
   (Although money fund prices are stable, income is variable.)


 Is yield the same as total return?

   Not for bond funds. The total return reported for a fund is the result of reinvested distributions (income and capital gains) and the change in share price for a given time period. Income is always a positive contributor to total return and can enhance a rise in share price or serve as an offset to a drop in share price. Since money funds are managed to maintain a stable share price, their yield and total return should be the same.


 What is credit quality and how does it affect yield?

   Credit quality refers to a bond issuer's expected ability to make all required interest and principal payments on time. Because highly rated issuers represent less risk, they can borrow at lower interest rates than less creditworthy issuers. Therefore, a fund investing in high-quality securities should have a lower yield than an otherwise comparable fund investing in lower-quality securities.


 What is meant by a bond fund's maturity?

   Every bond has a stated maturity date when the issuer must repay the bond's entire principal value to the investor. However, many bonds are "callable," meaning their principal can be repaid earlier, on or after specified call dates. Bonds are most likely to be called when interest rates are falling because the issuer can refinance at a lower rate, just as a homeowner refinances a mortgage. In that environment, a bond's "effective maturity" is usually its nearest call date.



T. ROWE PRICE                                 12

   A bond mutual fund has no real maturity, but it does have a weighted average maturity and a weighted average effective maturity. This number is an average of the stated or effective maturities of the underlying bonds, with each bond's maturity "weighted" by the percentage of fund assets it represents.
   Some funds target effective maturities rather than stated maturities when computing the average. This provides additional flexibility in portfolio management.


 What is meant by a bond fund's duration?

   Duration is a calculation that seeks to measure the price sensitivity of a bond or a bond fund to changes in interest rates. It is expressed in years, like maturity, but it is a better indicator of price sensitivity than maturity because it takes into account the time value of cash flows generated over the bond's life. Future interest and principal payments are discounted to reflect their present value and then are multiplied by the number of years they will be received to produce a value expressed in years - the duration.
   "Effective" duration takes into account call features and sinking fund payments that may shorten a bond's life.


   Since duration can also be computed for bond funds, you can estimate the effect of interest rates on share prices by multiplying fund duration by an expected change in interest rates. For example, the price of a bond fund with a duration of five years would be expected to fall approximately 5% if rates rose by one percentage point. (T. Rowe Price shareholder reports show duration.)



 How is a municipal's price affected by changes in interest rates?

   When interest rates rise, a bond's price usually falls, and vice versa. In general, the longer a bond's maturity, the greater the price increase or decrease in response to a given change in rates, as shown in Table 5.



 Table 5  How Interest Rates May Affect Bond Prices
                                  Price per $1,000 of a Municipal Bond if Interest Rates:
  Bond maturity          Coupon     Increase                     Decrease
                                       1%            2%             1%             2%
  1 year          2002   3.00%        $990          $981          $1,010         $1,020
                                 -----------------------------------------------------------
  3 years         2004   3.64          972           946           1,029          1,058
                                 -----------------------------------------------------------
  5 years         2006   3.94          956           915           1,046          1,095
                                 -----------------------------------------------------------
  10 years        2011   4.53          924           855           1,084          1,176
                                 -----------------------------------------------------------
  20 years        2021   5.24          887           790           1,134          1,293
                                 -----------------------------------------------------------
  30 years        2031   5.32          866           758           1,167          1,378
 ------------------------------------------------------------------------------------------------





 The table reflects yields on AAA-rated municipals as of April 30, 2001. This is an illustration and does not represent expected yields or share price changes of any T. Rowe Price fund.




INVESTING WITH T. ROWE PRICE                  13

 What are the major differences between money market and bond funds?

  . Maturity Short- and intermediate-term bond funds have longer average maturities (from one to 10 years) than money market funds (90 days or less).
   Longer-term bond funds have the longest average maturities (10 years or more).

  . Price Bond funds have fluctuating share prices. Money market funds are managed to maintain a stable share price.

  . Income Short- and intermediate-term bond funds typically offer more income than money market funds and less income than longer-term bond funds.


 Do money market securities react to changes in interest rates?


   Yes. As interest rates change, the prices of money market securities fluctuate, but changes are usually small because of their very short maturities. Investments are typically held until maturity in a money fund to help the fund maintain a $1.00 share price.


 T. ROWE PRICE ACCOUNT INFORMATION

   Here are some procedures you should know when investing in the T. Rowe Price family of tax-free bond and money market funds.



 PRICING SHARES AND RECEIVING SALE PROCEEDS
 ----------------------------------------------------------

 How and when shares are priced

   The share price (also called "net asset value" or NAV per share) for all funds is calculated at the close of the New York Stock Exchange, normally 4 p.m. ET, each day that the exchange is open for business. To calculate the NAV, a fund's assets are valued and totaled, liabilities are subtracted, and the balance, called net assets, is divided by the number of shares outstanding. Current market values are used to price stocks and bonds.
   Amortized cost is used to price securities held by money market funds.


   3 The various ways you can buy, sell, and exchange shares are explained at the end of this prospectus and on the New Account Form. These procedures may differ for institutional and employer-sponsored retirement accounts.


 How your purchase, sale, or exchange price is determined

   If we receive your request in correct form by 4 p.m. ET, your transaction will be priced at that day's NAV. If we receive it after 4 p.m., it will be priced at the next business day's NAV.

   We cannot accept orders that request a particular day or price for your transaction or any other special conditions.

   Fund shares may be purchased through various third-party intermediaries including banks, brokers, and investment advisers. Where authorized by a fund, orders will be priced at the NAV next computed after receipt by the intermediary. Consult your intermediary to determine when your orders will be priced. The intermediary may charge a fee for its services.

   Note: The time at which transactions and shares are priced and the time until which orders are accepted may be changed in case of an emergency or if the New York Stock Exchange closes at a time other than 4 p.m. ET.




INVESTING WITH T. ROWE PRICE                  15


 How you can receive the proceeds from a sale


   3 When filling out the New Account Form, you may wish to give yourself the widest range of options for receiving proceeds from a sale.

   If your request is received by 4 p.m. ET in correct form, proceeds are usually sent on the next business day. Proceeds can be sent to you by mail or to your bank account by Automated Clearing House (ACH) transfer or bank wire.
   ACH is an automated method of initiating payments from, and receiving payments in, your financial institution account. Proceeds sent by ACH transfer should be credited the second business day after the sale. Proceeds sent by bank wire should be credited to your account the first business day after the sale.

  . Exception: Under certain circumstances and when deemed to be in a fund's best interest, your proceeds may not be sent for up to seven calendar days after we receive your redemption request.


   3 If for some reason we cannot accept your request to sell shares, we will contact you.



 USEFUL INFORMATION ON DISTRIBUTIONS AND TAXES
 ----------------------------------------------------------

   3 All net investment income and realized capital gains are distributed to shareholders.


  Dividends and Other Distributions

   Dividend and capital gain distributions are reinvested in additional fund shares in your account unless you select another option on your New Account
   Form. Reinvesting distributions results in compounding, that is, receiving income dividends and capital gain distributions on a rising number of shares.

   Distributions not reinvested are paid by check or transmitted to your bank account via ACH. If the Post Office cannot deliver your check, or if your check remains uncashed for six months, the fund reserves the right to reinvest your distribution check in your account at the NAV on the day of the reinvestment and to reinvest all subsequent distributions in shares of the fund. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

   The following chart provides details on dividend payments.




T. ROWE PRICE                                 16





 Table 6  Tax-Free Funds Dividend Payment Schedule
  Fund                                                                Dividends
  Money market funds                                .
                                                     Declared daily to shareholders of record as of
                                                     12 noon ET on that day. Other purchases
                                                     receive the dividend on the next business day
                                                     after payment has been received.

                                                    . Paid on the first business day of each month.
 ----------------------------------------------------------------------------------------------------
  Bond funds                                        .
                                                     Declared daily to shareholders of record as of
                                                     4 p.m. ET the previous business day. Other
                                                     purchases receive the dividend on the next
                                                     business day after payment has been received.

                                                    . Paid on the first business day of each month.
 ---------------------------------------------------------------------------------------------------------





   Fund shares will earn dividends through the date of redemption; also, shares redeemed on a Friday or prior to a holiday will continue to earn dividends until the next business day. Generally, if you redeem all of your shares at any time during the month, you will also receive all dividends earned through the date of redemption in the same check. When you redeem only a portion of your bond or money fund shares, all dividends accrued on those shares will be reinvested, or paid in cash, on the next dividend payment date.


 Capital gain payments

   If a fund has net capital gains for the year (after subtracting any capital losses), they are usually declared and paid in December to shareholders of record on a specified date that month. If a second distribution is necessary, it is paid the following year.

   Capital gain payments are not expected in money market funds, which are managed to maintain a constant share price.


   3 A capital gain or loss is the difference between the purchase and sale price of a security.

   Tax Information

   3 You will be sent timely information for your tax filing needs.

   Although the regular monthly income dividends you receive from each fund are expected to be exempt from federal and, if applicable, state and/or local income taxes, you need to be aware of the possible tax consequences when:

  . You sell fund shares, including an exchange from one fund to another.

  . A fund makes a distribution to your account.


   Note: You must report your total tax-exempt income on IRS Form 1040. The IRS uses this information to help determine the tax status of any Social Security pay-



INVESTING WITH T. ROWE PRICE                  17

   ments you may have received during the year. For shareholders who receive
   Social Security benefits, the receipt of tax-exempt interest may increase the portion of benefits that are subject to tax.


   If a fund invests in certain "private activity" bonds, shareholders who are subject to the alternative minimum tax (AMT) must include income generated by these bonds in their AMT computation. The portion of your fund's income that should be included in your AMT calculation, if any, will be reported to you in January.

   Taxes on fund redemptions
   When you sell shares in any fund, you may realize a gain or loss. An exchange from one fund to another is also a sale for tax purposes. If you realize a loss on the sale or exchange of fund shares held six months or less, your capital loss is reduced by the tax-exempt dividends received on those shares.

   In January, you will be sent Form 1099-B indicating the date and amount of each sale you made in the fund during the prior year. This information will also be reported to the IRS. For most new accounts or those opened by exchange in 1984 or later, we will provide the gain or loss on the shares you sold during the year, based on the "average cost" single category method.
   This information is not reported to the IRS, and you do not have to use it.
   You may calculate the cost basis using other methods acceptable to the IRS, such as "specific identification."

   To help you maintain accurate records, we send you a confirmation immediately following each transaction you make (except for systematic purchases and redemptions) and a year-end statement detailing all your transactions in each fund account during the year.

   Taxes on fund distributions
   In January, you will be sent Form 1099-DIV indicating the tax status of any capital gain distributions made to you. This information will also be reported to the IRS. A fund's capital gain distributions are generally taxable to you for the year in which they were paid. Dividends are expected to be tax-exempt.

   The tax treatment of a capital gain distribution is determined by how long the fund held the portfolio securities, not how long you held shares in the fund. Short-term (one year or less) capital gain distributions are taxable at the same rate as ordinary income and long-term gains on securities held more than 12 months are taxed at a maximum rate of 20%. If you realized a loss on the sale or exchange of fund shares that you held six months or less, your short-term loss must be reclassified to a long-term loss to the extent of any long-term capital gain distribution received during the period you held the shares.


   A portion of the capital gains realized on the sale of market discount bonds with maturities beyond one year may be treated as ordinary income and cannot be off-



T. ROWE PRICE                                 18

   set by other capital losses. Therefore, to the extent each fund invests in these securities, the likelihood of a taxable gain distribution will be increased.


   3 Distributions are taxable whether reinvested in additional shares or received in cash.

   Tax effect of buying shares before a capital gain distribution
   If you buy shares shortly before or on the "record date" - the date that establishes you as the person to receive the upcoming distribution - you receive a portion of the money you just invested in the form of a taxable distribution. Therefore, you may wish to find out a fund's record date before investing. Of course, a fund's share price may, at any time, reflect undistributed capital gains and unrealized appreciation, which may result in future taxable distributions. Such distributions can occur even in a year when the fund has a negative return.


   3 The preceding tax information summary does not apply to retirement accounts, such as IRAs, which are not subject to current tax.



 TRANSACTION PROCEDURES AND SPECIAL REQUIREMENTS
 ----------------------------------------------------------

   3 Following these procedures helps assure timely and accurate transactions.


 Purchase Conditions

   Nonpayment
   If you pay with a check or ACH transfer that does not clear or if your payment is not timely received, your purchase may be canceled. You will be responsible for any losses or expenses incurred by the fund(s) or transfer agent, and the fund(s) can redeem shares you own in this or another identically registered T. Rowe Price account as reimbursement. The fund(s) and its agents have the right to reject or cancel any purchase, exchange, or redemption due to nonpayment.

   U.S. dollars; type of check
   All purchases must be paid for in U.S. dollars; checks must be drawn on U.S.
   banks.


 Sale (Redemption) Conditions

   Holds on immediate redemptions: 10-day hold
   If you sell shares that you just purchased and paid for by check or ACH transfer, the fund will process your redemption but will generally delay sending you the proceeds for up to 10 calendar days to allow the check or transfer to clear. If, during the clearing period, we receive a check drawn against your newly purchased shares, it will be returned marked
   "uncollected." (The 10-day hold does not apply to purchases paid for by bank wire or automatic purchases through your paycheck.)




INVESTING WITH T. ROWE PRICE                  19


   Telephone, Tele*Access/(R)/, and personal computer transactions
   Exchange and redemption services through telephone and Tele*Access are established automatically when you sign the New Account Form unless you check the boxes that state you do not want these services. Personal computer transactions must be established separately. T. Rowe Price funds and their agents use reasonable procedures to verify the identity of the shareholder.
   If these procedures are followed, the funds and their agents are not liable for any losses that may occur from acting on unauthorized instructions. A confirmation is sent promptly after a transaction. Please review it carefully and contact T. Rowe Price immediately about any transaction you believe to be unauthorized. Telephone conversations are recorded.

   Redemptions over $250,000
   Large redemptions can adversely affect a portfolio manager's ability to implement a fund's investment strategy by causing the premature sale of securities that would otherwise be held. If, in any 90-day period, you redeem
   (sell) more than $250,000, or your sale amounts to more than 1% of fund net assets, the fund has the right to pay the difference between the redemption amount and the lesser of the two previously mentioned figures with securities from the fund.


 Excessive Trading


   3 T. Rowe Price may bar excessive traders from purchasing shares.

   Frequent trades in your account or accounts controlled by you can disrupt management of a fund and raise its expenses. To deter such activity, the fund has adopted an excessive trading policy. If you violate our excessive trading policy, you may be barred indefinitely and without further notice from further purchases of T. Rowe Price funds.

  . Trades placed directly with T. Rowe Price  If you trade directly with T.
   Rowe Price, you can make one purchase and one sale or one sale and one purchase involving the same fund within any 120-day period. If you exceed this limit, or if your trade activity involves market timing, you are in violation of our excessive trading policy.

   Two types of transactions are exempt from this policy: 1) trades solely in money market funds (exchanges between a money fund and a nonmoney fund are not exempt); and 2) systematic purchases and redemptions (see Information
   About Your Services).

  . Trades placed through intermediaries If you purchase fund shares through an intermediary including a broker, bank, investment adviser, or other third party, you can make one purchase and one sale or one sale and one purchase involving the same fund within any 120-day period. If you exceed this limit or if you hold




T. ROWE PRICE                                 20

   fund shares for less than 60 calendar days, you are in violation of our excessive trading policy. Systematic purchases and redemptions are exempt from this policy.


 Keeping Your Account Open

   Due to the relatively high cost to a fund of maintaining small accounts, we ask you to maintain an account balance of at least $1,000 ($10,000 for Summit
   Funds). If your balance is below this amount for three months or longer, we have the right to close your account after giving you 60 days in which to increase your balance.


 Small Account Fees

   Because of the disproportionately high costs of servicing accounts with low balances, a $10 fee, paid to T. Rowe Price Services, the funds' transfer agent, will automatically be deducted from nonretirement accounts with balances falling below a minimum amount. The valuation of accounts and the deduction are expected to take place during the last five business days of September. The fee will be deducted from accounts with balances below $2,000, except for UGMA/ UTMA accounts, for which the minimum is $500. The fee will be waived for any investor whose T. Rowe Price mutual fund accounts total
   $25,000 or more. Accounts employing automatic investing (e.g., payroll deduction, automatic purchase from a bank account, etc.) are also exempt from the charge. The fee does not apply to IRAs and other retirement plan accounts, but a separate custodial fee may apply to such accounts.


 Signature Guarantees


   3 A signature guarantee is designed to protect you and the T. Rowe Price funds from fraud by verifying your signature.

   You may need to have your signature guaranteed in certain situations, such as:

  . Written requests 1) to redeem over $100,000 or 2) to wire redemption proceeds.

  . Remitting redemption proceeds to any person, address, or bank account not on record.

  . Transferring redemption proceeds to a T. Rowe Price fund account with a different registration (name or ownership) from yours.

  . Establishing certain services after the account is opened.

   A signature guarantee can be obtained from most banks, savings institutions, broker-dealers, and other guarantors acceptable to T. Rowe Price. We cannot accept guarantees from notaries public or organizations that do not provide reimbursement in the case of fraud.


 MORE ABOUT THE FUNDS

 ORGANIZATION AND MANAGEMENT

 ----------------------------------------------------------

 How are the funds organized?


   The funds are "diversified, open-end investment companies," or mutual funds, and were incorporated in Maryland as follows: Tax-Exempt Money Fund, 1981;
   Tax-Free Short-Intermediate Fund, 1983; Tax-Free Intermediate Bond Fund,
   1992; Tax-Free Income Fund, 1976; and Tax-Free High Yield Fund, 1985. Mutual funds pool money received from shareholders and invest it to try to achieve specified objectives.


   3 Shareholders benefit from T. Rowe Price's 64 years of investment management experience.



 What is meant by "shares"?

   As with all mutual funds, investors purchase shares when they put money in a fund. These shares are part of a fund's authorized capital stock, but share certificates are not issued.

   Each share and fractional share entitles the shareholder to:

  . Receive a proportional interest in a fund's income and capital gain distributions.

  . Cast one vote per share on certain fund matters, including the election of fund directors, changes in fundamental policies, or approval of changes in the fund's management contract.


 Do T. Rowe Price funds have annual shareholder meetings?

   The funds are not required to hold annual meetings and, to avoid unnecessary costs to fund shareholders, do not do so except when certain matters, such as a change in fundamental policies, must be decided. In addition, shareholders representing at least 10% of all eligible votes may call a special meeting, if they wish, for the purpose of voting on the removal of any fund director or trustee. If a meeting is held and you cannot attend, you can vote by proxy. Before the meeting, the fund will send you proxy materials that explain the issues to be decided and include instructions on voting by mail or telephone, or on the Internet.


 Who runs the funds?


   General Oversight
   Each fund is governed by a Board of Directors that meets regularly to review the fund's investments, performance, expenses, and other business affairs.
   The Board



T. ROWE PRICE                                 22

   elects the fund's officers. The policy of the funds is that the majority of Board members are independent of T. Rowe Price Associates, Inc. (T. Rowe
   Price).


   3 All decisions regarding the purchase and sale of fund investments are made by T. Rowe Price - specifically by each fund's portfolio managers.

   Portfolio Management

   Each fund has an Investment Advisory Committee whose chairman has day-to-day responsibility for managing the portfolio and works with the committee in developing and executing each fund's investment program. The Investment
   Advisory Committees comprise the following members:

   Tax-Exempt Money Fund  Joseph K. Lynagh, Chairman, M. Helena Condez, T. Dylan
   Jones, Marcy M. Lash, Mary J. Miller, William T. Reynolds, and Edward A.
   Wiese. Mr. Lynagh has been chairman of the fund's committee since 2000. He joined T. Rowe Price in 1991 and has worked as a municipal bond trader since
   1994.

   Tax-Free Short-Intermediate Bond Fund  Charles B. Hill, Chairman, Marcy M.
   Lash, Joseph K. Lynagh, Konstantine B. Mallas, Mary J. Miller, Timothy G.
   Taylor, and Arthur S. Varnado. Mr. Hill has been chairman of the fund's committee since 1997. He joined T. Rowe Price in 1991 and has been managing investments since 1986.


   Tax-Free Intermediate Bond Fund  Charles B. Hill, Chairman, Eric N. Mader,
   Konstantine B. Mallas, Mary J. Miller, Stephen P. Richter, Timothy G. Taylor, and Arthur S. Varnado. Mr. Hill has been chairman of the fund's committee since 1997. He joined T. Rowe Price in 1991 and has been managing investments since 1986.

   Tax-Free Income Fund  Mary J. Miller, Chairman, Charles B. Hill, Alan D.
   Levenson, Konstantine B. Mallas, Hugh D. McGuirk, Stephen P. Richter, and
   Arthur S. Varnado. Ms. Miller has been chairman of the committee since 1997.
   She joined T. Rowe Price in 1983 and has been managing investments since
   1987.


   Tax-Free High Yield Fund  Mary J. Miller, Chairman, R. Lee Arnold, G. Richard
   Dent, Konstantine B. Mallas, James M. Murphy, Stephen P. Richter, and Arthur
   S. Varnado. Ms. Miller has been chairman of the Committee since 2000. She joined T. Rowe Price in 1983 and has been managing investments since 1987.


   The Management Fee
   This fee has two parts - an "individual fund fee," which reflects a fund's particular characteristics, and a "group fee." The group fee, which is designed to reflect the benefits of the shared resources of the T. Rowe Price investment management complex, is calculated daily based on the combined net assets of all



INVESTING WITH T. ROWE PRICE                  23

   T. Rowe Price funds (except the Spectrum Funds, and any institutional, index, or private label mutual funds). The group fee schedule (shown below) is graduated, declining as the asset total rises, so shareholders benefit from the overall growth in mutual fund assets.


   Group Fee Schedule
    0.334%/a/         First $50 billion

    0.305%            Next $30 billion

    0.300%            Next $40 billion

    0.295%            Thereafter
    -------------------------------------



   /a/     Represents a blended group fee rate containing various break points.


   Each fund's portion of the group fee is determined by the ratio of its daily net assets to the daily net assets of all the T. Rowe Price funds described previously. Based on combined T. Rowe Price fund assets of over $96 billion at February 28, 2001, the group fee was 0.32%. The individual fund fees are as follows: Money, 0.10%; Short-Intermediate, 0.10%; Intermediate, 0.05%;
   Income, 0.15%; and High Yield, 0.30%.




 UNDERSTANDING PERFORMANCE INFORMATION
 ----------------------------------------------------------
   This section should help you understand the terms used to describe fund performance. You will come across them in shareholder reports you receive from us; in our education and informational materials; in T. Rowe Price advertisements; and in the media.


 Total Return

   This tells you how much an investment has changed in value over a given time period. It reflects any net increase or decrease in the share price and assumes that all dividends and capital gains (if any) paid during the period were reinvested in additional shares. Therefore, total return numbers include the effect of compounding.

   Advertisements may include cumulative or average annual total return figures, which may be compared with various indices, other performance measures, or other mutual funds.



T. ROWE PRICE                                 24

 Cumulative Total Return

   This is the actual return of an investment for a specified period. A cumulative return does not indicate how much the value of the investment may have fluctuated during the period. For example, an investment could have a 10-year positive cumulative return despite experiencing some negative years during that time.


 Average Annual Total Return

   This is always hypothetical and should not be confused with actual year-by-year results. It smooths out all the variations in annual performance to tell you what constant year-by-year return would have produced the investment's actual cumulative return. This gives you an idea of an investment's annual contribution to your portfolio, provided you held it for the entire period.


 Yield

   The current or "dividend" yield on a fund or any investment tells you the relationship between the investment's current level of annual income and its price on a particular day. The dividend yield reflects the actual income paid to shareholders for a given period, annualized, and divided by the price at the end of the period. For example, a fund providing $5 of annual income per share and a price of $50 has a current yield of 10%. Yields can be calculated for any time period.

   For bond funds, the advertised or SEC yield is found by determining the net income per share (as defined by the Securities and Exchange Commission) earned by a fund during a 30-day base period and dividing this amount by the per share price on the last day of the base period. The SEC yield-also called the standardized yield-may differ from the dividend yield.

   The money fund may advertise a current yield, reflecting the latest seven-day income annualized, or an "effective" yield, which assumes the income has been reinvested in the fund.



 INVESTMENT POLICIES AND PRACTICES
 ----------------------------------------------------------
   This section takes a detailed look at some of the types of fund securities and the various kinds of investment practices that may be used in day-to-day portfolio management. Fund investments are subject to further restrictions and risks described in the Statement of Additional Information.

   Shareholder approval is required to substantively change fund objectives and certain investment restrictions noted in the following section as "fundamental policies." The managers also follow certain "operating policies," which can be changed without shareholder approval. However, significant changes are dis-



INVESTING WITH T. ROWE PRICE                  25

   cussed with shareholders in fund reports. Fund investment restrictions and policies are adhered to at the time of investment. A later change in circumstances will not require the sale of an investment if it was proper at the time it was made.

   Fund holdings of certain kinds of investments cannot exceed maximum percentages of total assets, which are set forth in this prospectus. For instance, bond fund investments in residual interest bonds are limited to 10% of total assets. While these restrictions provide a useful level of detail about fund investments, investors should not view them as an accurate gauge of the potential risk of such investments. For example, in a given period, a 5% investment in residual interest bonds could have significantly more of an impact on a fund's share price than its weighting in the portfolio. The net effect of a particular investment depends on its volatility and the size of its overall return in relation to the performance of all other fund investments.

   Changes in fund holdings, fund performance, and the contribution of various investments are discussed in the shareholder reports sent to you.


   3 Fund managers have considerable leeway in choosing investment strategies and selecting securities they believe will help achieve fund objectives.


 Types of Portfolio Securities


   In seeking to meet its investment objective, each fund may invest in any type of municipal security or instrument (including, for the bond funds, certain potentially high-risk derivatives described in this section) whose investment characteristics are consistent with its investment program. The following pages describe the principal types of fund securities and investment management practices.

   Fundamental policy Each fund will not purchase a security if, as a result, with respect to 75% of its total assets, more than 5% of its total assets would be invested in securities of a single issuer, or if more than 10% of the voting securities of the issuer would be held by each fund.

   Operating policy (money fund) Except as permitted by Rule 2a-7 under the Investment Company Act of 1940, the money fund will not purchase a security if, as a result, more than 5% of its total assets would be invested in securities of a single issuer. Under Rule 2a-7, the 5% limit, among other things, does not apply to purchases of U.S. government securities or securities subject to certain types of guarantees. Additionally, the fund may invest up to 25% of its total assets in the first tier securities (as defined by Rule 2a-7) of a single issuer for a period of up to three business days.




T. ROWE PRICE                                 26

   Municipal Securities
   Fund assets are invested primarily in various tax-free municipal debt securities. The issuers have a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) on a specified date or dates. An issuer may have the right to redeem or "call" a bond before maturity, and the funds may have to reinvest the proceeds at lower rates.

   There are two broad categories of municipal bonds. General obligation bonds are backed by the issuer's "full faith and credit," that is, its full taxing and revenue raising power. Revenue bonds usually rely exclusively on a specific revenue source, such as charges for water and sewer service, to generate money for debt service.


   3 In purchasing municipals, the funds rely on the opinion of the issuer's bond counsel regarding the tax-exempt status of the investment.

   Private Activity Bonds and Taxable Securities

   While income from most municipals is exempt from federal income taxes, the income from certain types of private activity bonds (a type of revenue bond) may be subject to the alternative minimum tax (AMT). However, only persons subject to the AMT pay this tax. Private activity bonds may be issued for purposes such as housing or airports or to benefit a private company. (Being subject to the AMT does not mean the investor necessarily pays this tax. For further information, please see Useful Information on Distributions and Taxes.)


   Fundamental policy Under normal market conditions, the funds will not purchase any security if, as a result, less than 80% of the funds' income would be exempt from federal income taxes. Up to 20% of fund income could be derived from securities subject to the alternative minimum tax.

   Operating policy During periods of abnormal market conditions, for temporary defensive purposes, the funds may invest without limit in high-quality, short-term securities whose income is subject to federal income tax.


   Operating policy (Tax-Exempt Money and Tax-Free Income) Fund investments will not be made in AMT securities.

   Operating policy Industrial development bonds are a special type of private activity bond permitted under IRS guidelines and are typically backed by a corporate obligor to finance projects benefiting the public. Fund investments in industrial development bonds related to the same industry (such as solid waste, nuclear utility, or airlines) are limited to 25% of total assets.
   Bonds which are refunded with escrowed U.S. government securities or subject to certain types of guarantees are not subject to the 25% limitation.




INVESTING WITH T. ROWE PRICE                  27


   In addition to general obligation and revenue bonds, fund investments may include, but are not limited to, the following types of securities:


   Municipal Lease Obligations
   A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government's unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states and, from time to time, certain municipalities have considered not appropriating money for lease payments. In deciding whether to purchase a lease obligation, the funds would assess the financial condition of the borrower, the merits of the project, the level of public support for the project, and the legislative history of lease financing in the state. These securities may be less readily marketable than other municipals. Fund purchases of unrated lease obligations may also be made.

   Municipal Warrants (bond funds)
   Municipal warrants are essentially call options on municipal bonds. In exchange for a premium, they give the purchaser the right, but not the obligation, to purchase a municipal bond in the future. The bond funds might purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity.

   Operating policy Fund investments in municipal warrants are limited to 2% of total assets.

   Securities With "Puts"
   Some longer-term municipals give the investor the right to "put" or sell the security at par (face value) within a specified number of days following the investor's request - usually one to seven days. This feature enhances a security's liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. The money fund typically purchases a significant number of these securities. If a put feature terminates prior to being exercised, the funds may be forced to hold the longer-term security, which could experience substantially more volatility.

   Securities With Credit Enhancements
  . Letters of credit Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying municipal security should default.

  . Municipal Bond Insurance This insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond's principal and interest will be paid when due. Insurance does not guarantee the price of the



T. ROWE PRICE                                 28

   bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability.

   The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured municipal bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer's loss reserves and adversely affect its ability to pay claims to bondholders, such as the funds. The number of municipal bond insurers is relatively small, and not all of them have the highest rating.

  . Standby Purchase Agreements A Standby Bond Purchase Agreement (SBPA) is a liquidity facility provided to pay the purchase price of bonds that cannot be remarketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider's obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

   Synthetic or Derivative Securities
   Derivatives and synthetics in which the funds may invest include:

  . Residual Interest Bonds (bond funds) (These are a type of potentially high-risk derivative.) The income stream provided by an underlying bond is divided to create two securities, one short term and one long term. The interest rate on the short-term component is reset by an index or auction process normally every seven to 35 days. After income is paid on the short-term securities at current rates, the residual income goes to the long-term securities. Therefore, rising short-term interest rates result in lower income for the longer-term portion, and vice versa. The longer-term bonds can be very volatile and may be less liquid than other municipals of comparable maturity. Fund investments will only be made in securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter.

   Operating policy Fund investments in residual interest bonds are limited to 10% of its total assets.


  . Participation Interests This term covers various types of securities created by converting fixed rate bonds into short-term, variable rate certificates.
   These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. Fund investments will only be made in securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter. There is no limit on fund investments in these securities.




INVESTING WITH T. ROWE PRICE                  29


  . Embedded Interest Rate Swaps and Caps (bond funds) In a fixed rate, long-term municipal bond with an interest rate swap attached to it, the bondholder usually receives the bond's fixed coupon payment as well as a variable rate payment that represents the difference between a fixed rate for the term of the swap (which is typically shorter than the bond it is attached to) and a variable rate short-term municipal index. The bondholder receives excess income when short-term rates remain below the fixed interest rate swap rate. If short-term rates rise above the fixed-income swap rate, the bondholder's income is reduced. At the end of the interest rate swap term, the bond reverts to a single fixed coupon payment.


   An embedded interest rate cap allows the bondholder to receive payments whenever short-term rates rise above a level established at the time of purchase. They normally are used to hedge against rising short-term interest rates.

   Both instruments may be volatile and of limited liquidity, and their use may adversely affect fund total return.


   Operating policy Fund investments in embedded interest rate swaps and caps are limited to 10% of total assets.


  . Index Total Return Swaps (bond funds) This investment vehicle allows a fund to participate in the municipal market in a generic fashion without buying or selling individual municipal securities. As such, index swaps can be used to "buy" the index (if we expect municipal yields to fall and prices to rise) or to "sell" the index (if we expect municipal yields to rise and prices to fall). The funds will make or receive a payment (at the swap termination date) based on a comparison of the value of the index at swap termination versus the value at swap initiation. Index swaps can be customized as to par amount, maturity along the yield curve, and term (or length) of the swap.
   Thus, an intermediate-term fund may prefer a swap pegged to the 10-year maturity within the index while a long-term fund may prefer a 20-year maturity. The index can be designated to be any widely followed benchmark for municipal yields. If the funds' view of interest rates at the time of entering into the swap is incorrect, they would likely lose money from these investments.


   Operating policy Fund investments in index total return swaps are limited to 10% of total assets.


   Private Placements
   Each fund may seek to enhance its yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability.



T. ROWE PRICE                                 30


   Operating policy Fund investments in illiquid securities, including unmarketable private placements, are limited to 15% (10% for the money fund) of net assets.



 Types of Investment Management Practices

   Reserve Position (bond funds)

   A portion of fund assets will be held in short-term, tax-exempt money market securities maturing in one year or less. Fund reserve positions provide flexibility in meeting redemptions, paying expenses, and in the timing of new investments; can help in structuring each fund's weighted average maturity;
   and serve as a short-term defense during periods of unusual market volatility. Fund reserve positions can consist of shares of one or more T.
   Rowe Price internal money market funds as well as short-term, investment-grade securities, including tax-exempt commercial paper, municipal notes, and short-term maturity bonds. Some of these securities may have adjustable, variable, or floating rates. For temporary, defensive purposes, there is no limit on fund investments in money market reserves (which may not be tax-exempt). The effect of taking such a position is that the funds may not achieve their investment objectives.


   When-Issued Securities (all funds) and Forwards (bond funds)
   New issues of municipals are often sold on a "when-issued" basis, that is, delivery and payment take place 15 - 45 days after the buyer has agreed to the purchase. Some bonds, called "forwards," have longer-than-standard settlement dates, typically six to 24 months. When buying these securities, each fund will maintain cash or high-grade marketable securities held by its custodian equal in value to its commitment for these securities. Each fund does not earn interest on when-issued and forward securities until settlement, and the value of the securities may fluctuate between purchase and settlement. Municipal "forwards" typically carry a substantial yield premium to compensate the buyer for their greater interest rate, credit, and liquidity risks.

   Interest Rate Futures (bond funds)
   Futures (a type of potentially high-risk derivative) are often used to manage risk because they enable the investor to buy or sell an asset in the future at an agreed-upon price. Specifically, futures (and options on futures) may be bought or sold in an effort to accomplish any number of objectives, including: to hedge against a potentially unfavorable change in interest rates and to adjust fund exposure to the municipal bond market; to protect portfolio value; to enhance income; as a cash management tool; and to adjust portfolio duration.


   Futures contracts and options may not always be successful hedges; their prices can be highly volatile; using them could lower fund total return; and the potential loss from the use of futures can exceed a fund's initial investment in such contracts.




INVESTING WITH T. ROWE PRICE                  31

   Operating policy Initial margin deposits on futures and premiums on options used for non-hedging purposes will not equal more than 5% of fund net asset value.

   Borrowing Money and Transferring Assets
   Fund borrowings may be made from banks and other T. Rowe Price funds for temporary emergency purposes to facilitate redemption requests, or for other purposes consistent with fund policies as set forth in this prospectus. Such borrowings may be collateralized with fund assets, subject to restrictions.

   Fundamental policy Borrowings may not exceed 33/1//\\/3/\\% of total fund assets.

   Operating policy Fund transfers of portfolio securities as collateral will not be made except as necessary in connection with permissible borrowings or investments, and then such transfers may not exceed 33/1//\\/3/\\% of fund total assets. Fund purchases of additional securities will not be made when borrowings exceed 5% of total assets.

   Portfolio Turnover (bond funds)
   Each fund generally purchases securities with the intention of holding them for investment; however, when market conditions or other circumstances warrant, securities may be purchased and sold without regard to the length of time held.


   Due to the nature of each fund's investment program, a fund's portfolio turnover rate may exceed 100%. A high turnover rate may increase transaction costs, result in additional capital gain distributions and reduce fund total return. The bond funds' portfolio turnover rates are shown in the Financial
   Highlights table.


   Sector Concentration
   It is possible that each fund could have a considerable amount of assets (25% or more) in municipal securities that would tend to respond similarly to particular economic or political developments. An example would be securities of issuers whose revenues are paid from similar types of projects, such as transportation bonds.


   High-Yield, High-Risk Bonds (High Yield, Income, and Short-Intermediate
   Funds)


   The total return and yield of lower-quality (high-yield, high-risk) bonds, commonly referred to as "junk," may fluctuate more than the total return and yield of higher-quality bonds. Junk bonds (those rated below BBB or in default) are regarded as predominantly speculative with respect to the issuer's ability to meet principal and interest payments. Successful investment in lower-medium- and low-quality bonds involves greater investment risk and is highly dependent on T. Rowe Price's credit analysis. A real or perceived economic downturn, or rising interest rates, could cause a decline in high-yield bond prices by lessening the ability of issuers to make principal and interest payments. These bonds are



T. ROWE PRICE                                 32

   often thinly traded and can be more difficult to sell and value accurately than high-quality bonds. Because objective pricing data may be less available, judgment may play a greater role in the valuation process.

   Operating policy The Tax-Free High Yield Fund may invest without limit in below-investment-grade securities. The Tax-Free Income Fund may invest up to 5% of its total assets in below-investment-grade securities. The Tax-Free
   Short-Intermediate Fund may invest up to 5% of its total assets in below-investment-grade securities with ratings of BB by a national rating agency (or, if unrated, the T. Rowe Price equivalent).

   Credit-Quality Considerations
   The credit quality of most bond issues is evaluated by rating agencies such as Moody's and Standard & Poor's on the basis of the issuer's ability to meet all required interest and principal payments. The highest ratings are assigned to issuers perceived to be the best credit risks. T. Rowe Price research analysts also evaluate all fund holdings, including those rated by outside agencies. Other things being equal, lower-rated bonds have higher yields due to greater risk. High-yield bonds, also called "junk" bonds, are those rated below BBB.


   Table 7 shows the rating scale used by the major rating agencies, and Table 8 provides an explanation of quality ratings. T. Rowe Price considers publicly available ratings but emphasizes its own credit analysis when selecting investments.



 Table 7  Ratings of Municipal Debt Securities
                                              Moody's        Standard
                                              Investors      & Poor's         Fitch
                                              Service, Inc.  Corporation      IBCA, Inc.           Definition
  Long Term                                    Aaa            AAA              AAA                  Highest quality
                                              -------------------------------------------------------------------------------------
-
                                               Aa             AA               AA                   High quality
                                              -------------------------------------------------------------------------------------
-
                                               A              A                A                    Upper medium grade
                                              -------------------------------------------------------------------------------------
-
                                               Baa            BBB              BBB                  Medium grade
                                              -------------------------------------------------------------------------------------
-
                                               Ba             BB               BB                   Speculative
                                              -------------------------------------------------------------------------------------
-
                                               B              B                B                    Highly speculative
                                              -------------------------------------------------------------------------------------
-
                                               Caa            CCC, CC          CCC, CC              Vulnerable to default
                                              -------------------------------------------------------------------------------------
-
                                               Ca             C                C                    Default is imminent
                                              -------------------------------------------------------------------------------------
-
                                               C              D                DDD, DD, D           Probably in default
 ----------------------------------------------------------------------------------------------------------------------------------
-
                                              Moody's                         S&P                            Fitch IBCA
  Short Term                                   MIG1/ VMIG1    Best quality     SP1+   Very strong quality     F-1+   Exceptionally
                                                                               SP1    Strong grade                   strong quality
                                                                                                              F-1    Very strong
                                                                                                                     quality
                                              -------------------------------------------------------------------------------------
-
                                               MIG2/ VMIG2    High quality     SP2    Satisfactory grade      F-2    Good credit
                                                                                                                     quality
                                              -------------------------------------------------------------------------------------
-
                                               MIG3/ VMIG3    Favorable quality                               F-3    Fair credit
                                                                                                                     quality
                                              -------------------------------------------------------------------------------------
-
                                               MIG4/ VMIG4    Adequate quality
                                              -------------------------------------------------------------------------------------
-
                                               SG             Speculative      SP3    Speculative grade       F-5    Weak credit
                                                              quality                                                quality
                                              -------------------------------------------------------------------------------------
-
  Commercial                                   P-1            Superior         A-1+   Extremely strong        F-1+   Exceptionall
y
  Paper                                                       quality                 quality                        strong quali
ty
                                                                               A-1    Strong quality          F-1    Very strong
                                                                                                                     quality
                                              -------------------------------------------------------------------------------------
-
                                               P-2            Strong quality   A-2    Satisfactory quality    F-2    Good credit
                                                                                                                     quality
                                              -------------------------------------------------------------------------------------
-
                                               P-3            Acceptable       A-3    Adequate quality        F-3    Fair credit
                                                              quality          B      Speculative quality     F-5    quality
                                                                               C      Doubtful quality               Weak credit
                                                                                                                     quality
 ----------------------------------------------------------------------------------------------------------------------------------
-






INVESTING WITH T. ROWE PRICE                  33


 Table 8  Explanation of Quality Ratings
                                        Bond
                                        Rating    Explanation
  Moody's Investors                      Aaa       Highest quality, smallest degree of
  Service, Inc.                                    investment risk.
                                        -----------------------------------------------------
                                         Aa        High quality; together with Aaa bonds,
                                                   they compose the high-grade bond group.
                                        -----------------------------------------------------
                                         A         Upper-medium-grade obligations; many
                                                   favorable investment attributes.
                                        -----------------------------------------------------
                                         Baa       Medium-grade obligations; neither highly
                                                   protected nor poorly secured. Interest
                                                   and principal appear adequate for the
                                                   present, but certain protective elements
                                                   may be lacking or may be unreliable over
                                                   any great length of time.
                                        -----------------------------------------------------
                                         Ba        More uncertain with speculative
                                                   elements. Protection of interest and
                                                   principal payments not well safeguarded
                                                   in good and bad times.
                                        -----------------------------------------------------
                                         B         Lack characteristics of desirable
                                                   investment; potentially low assurance of
                                                   timely interest and principal payments
                                                   or maintenance of other contract terms
                                                   over time.
                                        -----------------------------------------------------
                                         Caa       Poor standing, may be in default;
                                                   elements of danger with respect to
                                                   principal or interest payments.
                                        -----------------------------------------------------
                                         Ca        Speculative in high degree; could be in
                                                   default or have other marked
                                                   shortcomings.
                                        -----------------------------------------------------
                                         C         Lowest rated. Extremely poor prospects
                                                   of ever attaining investment standing.
 -------------------------------------------------------------------------------------------------
  Standard & Poor's                      AAA       Highest rating; extremely strong
  Corporation                                      capacity to pay principal and interest.
                                        -----------------------------------------------------
                                         AA        High quality; very strong capacity to
                                                   pay principal and interest.
                                        -----------------------------------------------------
                                         A         Strong capacity to pay principal and
                                                   interest; somewhat more susceptible to
                                                   the adverse effects of changing
                                                   circumstances and economic conditions.
                                        -----------------------------------------------------
                                         BBB       Adequate capacity to pay principal and
                                                   interest; normally exhibit adequate
                                                   protection parameters, but adverse
                                                   economic conditions or changing
                                                   circumstances more likely to lead to
                                                   weakened capacity to pay principal and
                                                   interest than for higher-rated bonds.
                                        -----------------------------------------------------
                                         BB, B,    Predominantly speculative with respect
                                         CCC, CC   to the issuer's capacity to meet
                                                   required interest and principal
                                                   payments. BB - lowest degree of
                                                   speculation;
                                                   CC - the highest degree of speculation.
                                                   Quality and protective characteristics
                                                   outweighed by large uncertainties or
                                                   major risk exposure to adverse
                                                   conditions.
                                        -----------------------------------------------------
                                         D         In default.
                                                                                             -----
  Fitch IBCA, Inc.                       AAA       Highest quality; obligor has
                                                   exceptionally strong ability to pay
                                                   interest and principal, which is
                                                   unlikely to be affected by reasonably
                                                   foreseeable events.
                                        -----------------------------------------------------
                                         AA        Very high quality; obligor's ability to
                                                   pay interest and principal is very
                                                   strong. Because bonds rated in the AAA
                                                   and AA categories are not significantly
                                                   vulnerable to foreseeable future
                                                   developments, short-term debt of these
                                                   issuers is generally rated F-1+.
                                        -----------------------------------------------------
                                         A         High quality; obligor's ability to pay
                                                   interest and principal is considered to
                                                   be strong, but may be more vulnerable to
                                                   adverse changes in economic conditions
                                                   and circumstances than higher-rated
                                                   bonds.
                                        -----------------------------------------------------
                                         BBB       Satisfactory credit quality; obligor's
                                                   ability to pay interest and principal is
                                                   considered adequate. Unfavorable changes
                                                   in economic conditions and circumstances
                                                   are more likely to adversely affect
                                                   these bonds and impair timely payment.
                                                   The likelihood that the ratings of these
                                                   bonds will fall below investment grade
                                                   is higher than for higher-rated bonds.
                                        -----------------------------------------------------
                                         BB,       Not investment grade; predominantly
                                         CCC,      speculative with respect to the issuer's
                                         CC, C     capacity to pay interest and principal
                                                   in accordance with the terms of the
                                                   obligation for bond issues not in
                                                   default. BB is the least speculative. C
                                                   is the most speculative.
 -------------------------------------------------------------------------------------------------






T. ROWE PRICE                                 34

 FINANCIAL HIGHLIGHTS
 ----------------------------------------------------------

   Table 9, which provides information about each fund's financial history, is based on a single share outstanding throughout the periods shown. Each fund's section of the table is part of the fund's financial statements, which are included in its annual report and are incorporated by reference into the Statement of Additional Information (available upon request). The total returns in the table represent the rate that an investor would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions and no payment of account or (if applicable) redemption fees). The financial statements in the annual reports were audited by the funds' independent accountants, PricewaterhouseCoopers LLP.




INVESTING WITH T. ROWE PRICE                  35



 Table 9  Financial Highlights
                                        Year ended February 28
  Tax-Exempt Money         1997       1998       1999     2000/a/      2001
 ------------------------------------------------------------------------------------

  Net asset value,
  beginning of period    $  1.000   $  1.000   $  1.000   $  1.000   $  1.000
  Income From Investment Operations
  Net investment income     0.030      0.032      0.029      0.029      0.036
                         -------------------------------------------------------
  Net gains or losses
  on securities (both
  realized and                 --         --         --         --         --
  unrealized)
                         -------------------------------------------------------
  Total from investment
  operations                0.030      0.032      0.029      0.029      0.036
  Less Distributions
  Dividends (from net      (0.030)    (0.032)    (0.029)    (0.029)    (0.036)
  investment income)
                         -------------------------------------------------------
  Distributions (from          --         --         --         --         --
  capital gains)
                         -------------------------------------------------------
  Total distributions      (0.030)    (0.032)    (0.029)    (0.029)    (0.036)
                         -------------------------------------------------------
  Net asset value, end   $  1.000   $  1.000   $  1.000   $  1.000   $  1.000
  of period
                         -------------------------------------------------------
  Total return               3.05%      3.24%      2.97%      2.94%      3.67%
  Ratios/Supplemental Data
  Net assets, end of     $678,135   $740,757   $710,569   $669,615   $730,782
  period (in thousands)
                         -------------------------------------------------------
  Ratio of expenses to       0.55%      0.52%      0.52%      0.53%      0.53%
  average net assets
                         -------------------------------------------------------
  Ratio of net income        3.00%      3.20%      2.93%      2.91%      3.61%
  to average net assets
 ------------------------------------------------------------------------------------




 /a /      Year ended February 29.



T. ROWE PRICE                                 36



 Table 9  Financial Highlights (continued)
                                           Year ended February 28
  Tax-Free
  Short-Intermediate       1997       1998       1999     2000/a/      2001
 -------------------------------------------------------------------------------------

  Net asset value,
  beginning of period    $   5.37   $   5.35   $   5.37   $   5.39   $   5.20
  Income From Investment Operations
  Net investment income      0.23       0.22       0.22       0.21       0.23
                         --------------------------------------------------------
  Net gains or losses
  on securities (both
  realized and              (0.02)      0.05       0.04      (0.18)      0.18
  unrealized)
                         --------------------------------------------------------
  Total from investment
  operations                 0.21       0.27       0.26       0.03       0.41
  Less Distributions
  Dividends (from net       (0.23)     (0.22)     (0.22)     (0.21)     (0.23)
  investment income)
                         --------------------------------------------------------
  Distributions (from          --      (0.03)     (0.02)     (0.01)        --
  capital gains)
                         --------------------------------------------------------
  Total distributions       (0.23)     (0.25)     (0.24)     (0.22)     (0.23)
                         --------------------------------------------------------
  Net asset value, end   $   5.35   $   5.37   $   5.39   $   5.20   $   5.38
  of period
                         --------------------------------------------------------
  Total return               4.02%      5.28%      4.90%      0.67%      7.97%
  Ratios/Supplemental Data
  Net assets, end of     $443,631   $438,951   $459,319   $404,634   $415,813
  period (in thousands)
                         --------------------------------------------------------
  Ratio of expenses to       0.56%      0.54%      0.53%      0.53%      0.53%
  average net assets
                         --------------------------------------------------------
  Ratio of net income        4.30%      4.23%      4.06%      4.07%      4.27%
  to average net assets
                         --------------------------------------------------------
  Portfolio turnover         84.3%      76.8%      39.9%      49.7%      40.7%/b/
  rate
 -------------------------------------------------------------------------------------




 /a /      Year ended February 29.


 /b/
   Excludes the effect of the acquisition of the Virginia Short-Term Bond Fund's assets.




INVESTING WITH T. ROWE PRICE                  37



 Table 9  Financial Highlights (continued)
                                               Year ended February 28
  Tax-Free Intermediate Bond
                                 1997        1998        1999     2000/a/       2001
 ---------------------------------------------------------------------------------------------

  Net asset value,
  beginning of period           $ 10.84    $  10.80    $  11.06   $  11.13    $  10.46
  Income From Investment Operations
  Net investment income           0.48/b/     0.48/b/      0.48       0.48        0.49
                                ---------------------------------------------------------
  Net gains or losses on
  securities (both realized       (0.04)       0.29        0.10      (0.63)       0.54
  and unrealized)
                                ---------------------------------------------------------
  Total from investment
  operations                       0.44        0.77        0.58      (0.15)       1.03
  Less Distributions
  Dividends (from net             (0.48)      (0.48)      (0.48)     (0.48)      (0.49)
  investment income)
                                ---------------------------------------------------------
  Distributions (from capital        --       (0.03)      (0.03)     (0.04)         --
  gains)
                                ---------------------------------------------------------
  Total distributions             (0.48)      (0.51)      (0.51)     (0.52)      (0.49)
                                ---------------------------------------------------------
  Net asset value, end          $ 10.80    $  11.06    $  11.13   $  10.46    $  11.00
  of period
                                ---------------------------------------------------------
  Total return                     4.19%/b/    7.31%/b/    5.37%     (1.37)%     10.12%
  Ratios/Supplemental Data
  Net assets, end of period     $99,176    $108,256    $121,053   $111,844    $120,583
  (in thousands)
                                ---------------------------------------------------------
  Ratio of expenses to average     0.65%/b/    0.65%/b/    0.65%      0.63%       0.60%
  net assets
                                ---------------------------------------------------------
  Ratio of net income to           4.47%/b/    4.43%/b/    4.35%      4.46%       4.62%
  average net assets
                                ---------------------------------------------------------
  Portfolio turnover rate          76.8%       56.1%       24.3%      47.6%       17.3%
 ---------------------------------------------------------------------------------------------




 /a/       Year ended February 29.


 /b/
   Excludes expenses in excess of a 0.65% voluntary expense limitation in effect
   3/1/96 through 2/28/98.




T. ROWE PRICE                                 38



 Table 9  Financial Highlights (continued)
                                      Year ended February 28
  Tax-Free Income            1997     1998     1999    2000/a/    2001
 ------------------------------------------------------------------------------

  Net asset value,
  beginning of period       $ 9.66   $ 9.59   $ 9.95   $ 9.94    $ 9.10
  Income From Investment Operations
  Net investment income       0.52     0.52     0.50     0.49      0.49
                            ----------------------------------------------
  Net gains or losses on
  securities (both           (0.07)    0.36     0.03    (0.83)     0.62
  realized and unrealized)
                            ----------------------------------------------
  Total from investment
  operations                  0.45     0.88     0.53    (0.34)     1.11
  Less Distributions
  Dividends (from net        (0.52)   (0.52)   (0.50)   (0.49)    (0.49)
  investment income)
                            ----------------------------------------------
  Distributions (from           --       --    (0.04)   (0.01)       --
  capital gains)
                            ----------------------------------------------
  Total distributions        (0.52)   (0.52)   (0.54)   (0.50)    (0.49)
                            ----------------------------------------------
  Net asset value, end      $ 9.59   $ 9.95   $ 9.94   $ 9.10    $ 9.72
  of period
                            ----------------------------------------------
  Total return                4.81%    9.37%    5.48%   (3.42%)   12.55%
  Ratios/Supplemental Data
  Net assets, end of        $1,337   $1,396   $1,483   $1,311    $1,403
  period (in millions)
                            ----------------------------------------------
  Ratio of expenses to        0.57%    0.55%    0.55%    0.55%     0.54%
  average net assets
                            ----------------------------------------------
  Ratio of net income to      5.41%    5.31%    5.06%    5.24%     5.25%
  average net assets
                            ----------------------------------------------
  Portfolio turnover rate     40.7%    36.3%    34.1%    44.3%     28.6%
 ------------------------------------------------------------------------------




 /a/       Year ended February 29.



INVESTING WITH T. ROWE PRICE                  39



 Table 9  Financial Highlights (continued)
                                      Year ended February 28
  Tax-Free High Yield        1997     1998     1999    2000/a/    2001
 ------------------------------------------------------------------------------

  Net asset value,
  beginning of period       $12.10   $12.12   $12.66   $12.53    $11.21
  Income From Investment Operations
  Net investment income       0.70     0.69     0.66     0.66      0.67
                            ----------------------------------------------
  Net gains or losses on
  securities (both            0.02     0.54    (0.07)   (1.32)     0.35
  realized and unrealized)
                            ----------------------------------------------
  Total from investment
  operations                  0.72     1.23     0.59    (0.66)     1.02
  Less Distributions
  Dividends (from net        (0.70)   (0.69)   (0.66)   (0.66)    (0.67)
  investment income)
                            ----------------------------------------------
  Distributions (from           --       --    (0.06)      --        --
  capital gains)
                            ----------------------------------------------
  Total distributions        (0.70)   (0.69)   (0.72)   (0.66)    (0.67)
                            ----------------------------------------------
  Net asset value, end      $12.12   $12.66   $12.53   $11.21    $11.56
  of period
                            ----------------------------------------------
  Total return                6.22%   10.42%    4.80%   (5.41%)    9.36%
  Ratios/Supplemental Data
  Net assets, end of        $1,053   $1,242   $1,357   $1,080    $1,095
  period (in millions)
                            ----------------------------------------------
  Ratio of expenses to        0.74%    0.72%    0.71%    0.71%     0.72%
  average net assets
                            ----------------------------------------------
  Ratio of net income to      5.86%    5.59%    5.28%    5.54%     5.89%
  average net assets
                            ----------------------------------------------
  Portfolio turnover rate     37.0%    24.4%    38.9%    57.4%     15.1%
 ------------------------------------------------------------------------------




 /a/       Year ended February 29.

 INVESTING WITH T. ROWE PRICE

 ACCOUNT REQUIREMENTS AND TRANSACTION INFORMATION

 ----------------------------------------------------------
                                                       Tax Identification Number

We must have your correct Social Security or tax identification number on a signed New Account Form or W-9 Form. Otherwise, federal law requires the funds to withhold a percentage (currently 31%) of your dividends, capital gain distributions, and redemptions, and may subject you to an IRS fine. If this information is not received within 60 days after your account is established, your account may be redeemed at the fund's NAV on the redemption date.

                                                       Transaction Confirmations
We send immediate confirmations for most of your fund transactions, but some, such as systematic purchases and dividend reinvestments, are reported on your account statement. Please review confirmations and statements as soon as your receive them and promptly report any discrepancies to Shareholder Services.


    Employer-Sponsored Retirement Plans and Institutional Accounts T. Rowe Price
                                                    Trust Company 1-800-492-7670
Transaction procedures in the following sections may not apply to employer-sponsored retirement plans and institutional accounts. For procedures regarding employer-sponsored retirement plans, please call T. Rowe Price Trust
Company or consult your plan administrator. For institutional account procedures, please call your designated account manager or service representative.


We do not accept third-party checks, except for IRA Rollover checks that are properly endorsed. In addition, T. Rowe Price does not accept purchases made by credit card check.




INVESTING WITH T. ROWE PRICE                  41

 OPENING A NEW ACCOUNT
 ----------------------------------------------------------
$2,500 minimum initial investment; $1,000 for retirement plans or gifts or transfers to minors (UGMA/UTMA) accounts ($25,000 minimum initial investment for
Summit Funds only)

                                                            Account Registration
If you own other T. Rowe Price funds, be sure to register any new account just like your existing accounts so you can exchange among them easily. (The name and account type would have to be identical.)

                                                                         By Mail

Please make your check payable to T. Rowe Price Funds (otherwise it will be returned) and send your check, together with the New Account Form, to the appropriate address below:


via U.S. Postal Service
T. Rowe Price Account Services P.O. Box 17300 Baltimore, MD 21297-1300

via private carriers/overnight services
T. Rowe Price Account Services Mailcode 17300 4515 Painters Mill Road Owings
Mills, MD 21117-4903

                                                                         By Wire
Call Investor Services for an account number and give the following wire information to your bank:

Receiving Bank:  PNC Bank, N.A. (Pittsburgh) Receiving Bank ABA#:  043000096
Beneficiary:  T. Rowe Price [fund name] Beneficiary Account:  1004397951
Originator to Beneficiary Information (OBI):  name of owner(s) and account number


Complete a New Account Form and mail it to one of the appropriate addresses listed previously.

Note: Investment will be made, but no services will be established and IRS penalty withholding may occur until we receive a signed New Account Form. Also, retirement plan accounts and IRAs cannot be opened by wire.


                                                                     By Exchange

Call Shareholder Services or use Tele*Access or your personal computer (see
Automated Services under Infor-




T. ROWE PRICE                                 42

mation About Your Services). The new account will have the same registration as the account from which you are exchanging. Services for the new account may be carried over by telephone request if they are preauthorized on the existing account. For limitations on exchanging, see the explanation of Excessive Trading under Transaction Procedures and Special Requirements.

                                                                       In Person
Drop off your New Account Form at any location listed on the back cover and obtain a receipt.



 PURCHASING ADDITIONAL SHARES
 ----------------------------------------------------------

$100 minimum additional purchase ($1,000 for Summit Funds). For retirement plans, Automatic Asset Builder, and gifts or transfers to minors (UGMA/UTMA) accounts $50, except $100 for Summit Funds.


                                                                 By ACH Transfer

Use Tele*Access or your personal computer or call Shareholder Services if you have established electronic transfers using the ACH system.


                                                                         By Wire
Call Shareholder Services or use the wire address listed in Opening a New
Account.

                                                                         By Mail
 1. Make your check payable to T. Rowe Price Funds (otherwise it may be returned).

 2. Mail the check to us at the following address with either a fund reinvestment slip or a note indicating the fund you want to buy and your fund account number.

 3. Remember to provide your account number and the fund name on the memo line of your check.

via U.S. Postal Service

T. Rowe Price Account Services P.O. Box 17300 Baltimore, MD 21297-1300


/(For //mail via private carriers and overnight services//, see previous /
/section.)/

                                                      By Automatic Asset Builder
Fill out the Automatic Asset Builder section on the New Account or Shareholder
Services Form.



INVESTING WITH T. ROWE PRICE                  43

 EXCHANGING AND REDEEMING SHARES
 ----------------------------------------------------------
                                                                Exchange Service
You can move money from one account to an existing identically registered account or open a new identically registered account. Remember, exchanges are purchases and sales for tax purposes. (Exchanges into a state tax-free fund are limited to investors living in states where the fund is registered.)

                                                                     Redemptions

Redemption proceeds can be mailed to your account address, sent by ACH transfer to your bank, or wired to your bank (provided your bank information is already on file). For charges, see Electronic Transfers-By Wire under Information About
Your Services. Please note that large redemption requests initiated through automated services may be routed to a service representative.

If you request to redeem a specific dollar amount, and the market value of your account is less than the amount of your request, we will redeem all shares from your account.


Some of the T. Rowe Price funds may impose a redemption fee of 0.5% to 2% on shares held for less than six months, one year, or two years, as specified in the prospectus. The fee is paid to the fund.


For redemptions by check or electronic transfer, please see Information About
Your Services.


                                                                        By Phone
Call Shareholder Services
If you find our phones busy during unusually volatile markets, please consider placing your order by your personal computer or Tele*Access (if you have previously authorized these services), mailgram, or express mail. For exchange policies, please see Transaction Procedures and Special Requirements - Excessive
Trading.

                                                                         By Mail
For each account involved, provide the account name, number, fund name, and exchange or redemption amount. For exchanges, be sure to specify any fund you are exchanging out of and the fund or funds you are exchanging into. T. Rowe
Price requires the signatures of all owners exactly as registered, and possibly a signature



T. ROWE PRICE                                 44

guarantee (see Transaction Procedures and Special Requirements - Signature
Guarantees). Please use the appropriate address below:

For nonretirement and IRA accounts:
via U.S. Postal Service
T. Rowe Price Account Services P.O. Box 17302 Baltimore, MD 21297-1302

via private carriers/overnight services
T. Rowe Price Account Services Mailcode 17302 4515 Painters Mill Road Owings
Mills, MD 21117-4903

For employer-sponsored retirement accounts:
via U.S. Postal Service
T. Rowe Price Trust Company P.O. Box 17479 Baltimore, MD 21297-1479

via private carriers/overnight services
T. Rowe Price Trust Company Mailcode 17479 4515 Painters Mill Road Owings Mills,
MD 21117-4903

Requests for redemptions from employer-sponsored retirement accounts must be in writing; please call T. Rowe Price Trust Company or your plan administrator for instructions. IRA distributions may be requested in writing or by telephone;
please call Shareholder Services to obtain an IRA Distribution Form or an IRA
Shareholder Services Form to authorize the telephone redemption service.



 RIGHTS RESERVED BY THE FUNDS
 ----------------------------------------------------------

T. Rowe Price funds and their agents reserve the following rights: (1) to waive or lower investment minimums; (2) to accept initial purchases by telephone or mailgram; (3) to refuse any purchase or exchange order; (4) to cancel or rescind any purchase or exchange order (including, but not limited to, orders deemed to result in




INVESTING WITH T. ROWE PRICE                  45

excessive trading, market timing, fraud, or 5% ownership) upon notice to the shareholder within five business days of the trade or if the written confirmation has not been received by the shareholder, whichever is sooner; (5) to freeze any account and suspend account services when notice has been received of a dispute between the registered or beneficial account owners or there is reason to believe a fraudulent transaction may occur; (6) to otherwise modify the conditions of purchase and any services at any time; and (7) to act on instructions reasonably believed to be genuine. These actions will be taken when, in the sole discretion of management, they are deemed to be in the best interest of the fund.


In an effort to protect T. Rowe Price funds from the possible adverse effects of a substantial redemption in a large account, as a matter of general policy, no shareholder or group of shareholders controlled by the same person or group of persons will knowingly be permitted to purchase in excess of 5% of the outstanding shares of a fund, except upon approval of the fund's management.




 INFORMATION ABOUT YOUR SERVICES
 ----------------------------------------------------------
            Shareholder Services 1-800-225-5132 Investor Services 1-800-638-5660
Many services are available to you as a shareholder; some you receive automatically, and others you must authorize or request on the New Account Form.
By signing up for services on the New Account Form rather than later on, you avoid having to complete a separate form and obtain a signature guarantee. This section discusses some of the services currently offered. Our Services Guide, which we mail to all new shareholders, contains detailed descriptions of these and other services.


Note: Corporate and other institutional accounts require an original or certified resolution to establish services and to redeem by mail. Certain other fiduciary accounts (such as trusts or power of attorney arrangements) require documentation, which may include an original or certified copy of the trust or power of attorney to establish services and to redeem by mail. For more information, call Investor Services.




T. ROWE PRICE                                 46

                                                                Retirement Plans
We offer a wide range of plans for individuals, institutions, and large and small businesses: Traditional IRAs, Roth IRAs, SIMPLE IRAs, SEP-IRAs, Keoghs
(profit sharing, money purchase pension), 401(k)s, and 403(b)(7)s. For information on IRAs or our no-load variable annuity, call Investor Services. For information on all other retirement plans, please call our Trust Company at 1-800-492-7670.


                                                  Investing for College Expenses
We can help you save for future college expenses on a tax-advantaged basis.

Education IRAs
Invest up to $500 per year; account earnings are tax-deferred until withdrawn for college.

529 Plans
The T. Rowe Price College Savings Plan (for any U.S. resident) and the
University of Alaska College Savings Plan (for Alaska residents) allow you to contribute up to an aggregate account balance of $250,000 per student beneficiary. Earnings are tax-deferred until withdrawn. For more information on tax-related features and the plans' investment approaches, risks, and expenses, call toll-free 1-866-521-1894.


                  Automated Services Tele*Access 1-800-638-2587 24 hours, 7 days
Tele*Access

24-hour service via a toll-free number enables you to (1) access information on fund performance, prices, distributions, account balances, and your latest transaction; (2) request checks, prospectuses, services forms, duplicate statements, and tax forms; and (3) buy, sell, and exchange shares in your accounts (see Electronic Transfers in this section).


                                                  Web Address www.troweprice.com

Online Account Access
You can sign up online to conduct account transactions through our Web site on the Internet. If you subscribe to America Online/(R)/, you can access our Web site via keyword "T. Rowe Price" and conduct transactions in your account.


                                                Plan Account Line 1-800-401-3279

This 24-hour service is similar to Tele*Access but is designed specifically to meet the needs of retirement plan investors.




INVESTING WITH T. ROWE PRICE                  47


                                                  By Telephone and In Person

Buy, sell, or exchange shares by calling one of our service representatives or by visiting one of our investor center locations whose addresses are listed on the back cover.

                                                            Electronic Transfers
By ACH

With no charges to pay, you can move as little as $100 or as much as $100,000 between your bank account and fund account using the ACH system. Enter instructions via Tele*Access or your personal computer, or call Shareholder
Services.


By Wire

Electronic transfers can be conducted via bank wire. There is a $5 fee for wire redemptions under $5,000, and your bank may charge for incoming or outgoing wire transfers regardless of size.


                                                                    Checkwriting

(Not available for equity funds or the High Yield, Emerging Markets Bond, or U.S. Bond Index Funds) You may write an unlimited number of free checks on any money market fund and most bond funds, with a minimum of $500 per check. Keep in mind, however, that a check results in a redemption; a check written on a bond fund will create a taxable event which you and we must report to the IRS.


                                                             Automatic Investing

Automatic Asset Builder

You can instruct us to move $50 ($100 for Summit Funds) or more from your bank account, or you can instruct your employer to send all or a portion of your paycheck to the fund or funds you designate.

Automatic Exchange
You can set up systematic investments from one fund account into another, such as from a money fund into a stock fund.



 T. ROWE PRICE BROKERAGE
 ----------------------------------------------------------
              To Open an Account 1-800-638-5660 For Existing Brokerage Customers
                                                                  1-800-225-7720
Investments available through our brokerage service include  stocks, options, bonds, and others  at commission savings over full-service brokers/*/. We also provide a wide range of services, including:



T. ROWE PRICE                                 48

Automated Telephone and Computer Services

You can enter stock and option orders, access quotes, and review account information around the clock by phone with Tele-Trader or via the Internet with Account Access-Brokerage. Any trades entered through Tele-Trader save you an additional 10% on commissions. For stock trades entered through Account
Access-Brokerage, you will pay a commission of $19.95 for up to 1,000 shares plus $.02 for each share over 1,000. Option trades entered through Account
Access-Brokerage save you 10% over our standard commission schedule. All trades are subject to a $35 minimum commission except stock trades placed through Account Access-Brokerage.


Investor Information

A variety of informative reports, such as our Brokerage Insights series and S&P
Market Month newsletter, as well as access to online research tools can help you better evaluate economic trends and investment opportunities.


Dividend Reinvestment Service

If you elect to participate in this service, the cash dividends from the eligible securities held in your account will automatically be reinvested in additional shares of the same securities free of charge. Most securities listed on national securities exchanges or Nasdaq are eligible for this service.


/*Services //v//ary //b//y //f//irm./

/T. Rowe Price// Brokerage is a division of //T. Rowe Price// Investment /
/Services, Inc., Member NASD/SIPC./



 INVESTMENT INFORMATION
 ----------------------------------------------------------

To help you monitor your investments and make decisions that accurately reflect your financial goals, T. Rowe Price offers a wide variety of information in addition to account statements. Most of this information is also available on our Web site at www.troweprice.com.




INVESTING WITH T. ROWE PRICE                  49


A note on mailing procedures: If two or more members of a household own the same fund, we economize on fund expenses by sending only one fund report and prospectus. If you need additional copies or do not want your mailings to be "householded," please call Shareholder Services at 1-800-225-5132 or write to us at P.O. Box 17630, Baltimore, Maryland 21297-1630.


Shareholder Reports

Fund managers' annual and semiannual reviews of their strategies and performance.


The T. Rowe Price Report

A quarterly investment newsletter discussing markets and financial strategies and including the Performance Update, a review of all T. Rowe Price fund results.


Insights
Educational reports on investment strategies and financial markets.

Investment Guides

Asset Mix Worksheet, College Planning Kit, Diversifying Overseas: A T. Rowe
Price Guide to International Investing, Managing Your Retirement Distribution,
Personal Strategy Planner, Retirement Readiness Guide, Retirement Planning Kit, and Tax Considerations for Investors.




T. ROWE PRICE                                 50


 T. Rowe Price Privacy Policy
 In the course of doing business with T. Rowe Price, you share personal and financial information with us. We treat this information as confidential and recognize the importance of protecting access to it.

 You may provide information when communicating or transacting with us in writing, electronically, or by phone. For instance, information may come from applications, requests for forms or literature, and your transactions and account positions with us. On occasion, such information may come from consumer reporting agencies and those providing services to us.

 We do not sell information about current or former customers to any third parties, and we do not disclose it to third parties unless necessary to process a transaction, service an account, or as otherwise permitted by law. We may share information within the T. Rowe Price family of companies in the course of providing or offering products and services to best meet your investing needs.
 We may also share that information with companies that perform administrative or marketing services for T. Rowe Price, with a research firm we have hired, or with a business partner, such as a bank or insurance company with whom we are developing or offering investment products. When we enter into such a relationship, our contracts restrict the companies' use of our customer information, prohibiting them from sharing or using it for any purposes other than those for which they were hired.

 We maintain physical, electronic, and procedural safeguards to protect your personal information. Within T. Rowe Price, access to such information is limited to those who need it to perform their jobs, such as servicing your accounts, resolving problems, or informing you of new products or services.
 Finally, our Code of Ethics, which applies to all employees, restricts the use of customer information and requires that it be held in strict confidence.

 This Privacy Policy applies to the following T. Rowe Price family of companies:
 T. Rowe Price Associates, Inc.; T. Rowe Price Advisory Services, Inc.; T. Rowe
 Price Investment Services, Inc.; T. Rowe Price Savings Bank; T. Rowe Price
 Trust Company; and the T. Rowe Price Funds.


To help you achieve your financial goals, T. Rowe Price offers a wide range of stock, bond, and money market investments, as well as convenient services and informative reports.
A fund Statement of Additional Information has been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus.
Further information about fund investments, including a review of market conditions and the manager's recent strategies and their impact on performance, is available in the annual and semiannual shareholder reports. To obtain free copies of any of these documents, or for shareholder inquiries, call
1-800-638-5660.

Fund information and Statements of Additional Information are also available from the Public Reference Room of the Securities and Exchange Commission. Infor-mation on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Fund reports and other fund information are available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov, or by writing the Public Reference
Room, Washington D.C. 20549-0102.
Investor Centers
For directions, call 1-800-225-5132 or visit our Web site

Baltimore Area
Downtown
 105 East Lombard Street

Owings Mills
 Three Financial Center 4515 Painters Mill Road

Boston Area
 386 Washington Street Wellesley

Chicago Area
 1900 Spring Road Suite 104 Oak Brook

Colorado Springs
 2260 Briargate Parkway

Los Angeles Area
 Warner Center 21800 Oxnard Street Suite 270 Woodland Hills

New Jersey/New York Area
 51 JFK Parkway, 1st Floor Short Hills, New Jersey

San Francisco Area
 1990 N. California Blvd. Suite 100 Walnut Creek

Tampa
 4200 West Cypress Street 10th Floor

Washington, D.C.
 900 17th Street, N.W. Farragut Square
 For Mutual Fund or T. Rowe Price Brokerage Information
 Investor Services
 1-800-638-5660 TDD
 1-800-367-0763

For Existing Accounts
 Shareholder Services
 1-800-225-5132

For Performance, Prices, Account Information, or to Conduct Transactions
 Tele*Access/(R)/
 24 hours, 7 days 1-800-638-2587

Internet Address
 www.troweprice.com


T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202
1940 Act File No. 811-3055; 811-3872; 811-7051; 811-2684; 811-4163
                                                                  C03-040 7/1/01
